UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2010 (May 20, 2010)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Steel Dynamics, Inc. held its Annual Meeting of Stockholders on May 20, 2010. Of the 216,417,222 shares of common stock issued and outstanding, 183,457,307 shares were present, in person or by proxy, thus constituting a quorum of 84.77% of the total shares outstanding and entitled to vote. At the meeting, stockholders elected all eleven of the directors nominated by the Board of Directors. In addition, stockholders ratified the appointment of Ernst & Young LLP as Steel Dynamics, Inc.’s independent registered public accounting firm for the year ending December 31, 2010. Set forth below are the final voting results for each of the proposals.

(1)          Election of eleven (11) director nominees for a one-year term.

Director	Votes For	Votes Withheld	Broker Non-Votes
Keith E. Busse	136,630,096	23,393,232	23,433,979
Mark D. Millett	137,800,768	22,222,560	23,433,979
Richard P. Teets, Jr.	137,736,208	22,287,120	23,433,979
John C. Bates	128,954,884	31,068,444	23,433,979
Frank D. Byrne, M.D.	141,294,880	18,728,448	23,433,979
Paul B. Edgerley	141,344,385	18,678,943	23,433,979
Richard J. Freeland	141,183,988	18,839,340	23,433,979
Dr. Jürgen Kolb	140,528,229	19,495,099	23,433,979
James C. Marcuccilli	141,342,591	18,680,737	23,433,979
Joseph D. Ruffolo	140,578,746	19,444,582	23,433,979
Gabriel L. Shaheen	141,281,891	18,741,437	23,433,979

(2)          Proposal to ratify the appointment of Ernst & Young LLP as Steel Dynamics, Inc.’s independent registered accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
176,237,013	7,147,829	72,465

(3)          Regarding the Proposal to give the Company’s proxies discretion to vote on any other matters that might come before the meeting, the Proposal failed to get a majority, with 55,304,752 voting “FOR,” 120,290, 878 voting “AGAINST” and 7,861,677 ABSTAINING.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: May 25, 2010	By:	Theresa E. Wagler
	Title:	Chief Financial Officer